                                                                     EXHIBIT 11
                                                                     ----------

                    ABERCROMBIE & FITCH CO. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)

                                                      Thirteen Weeks Ended
                                             ---------------------------------------
                                                August 2,             August 3,
                                                   1997                  1996
                                             -----------------     -----------------
Net income                                             $2,053                  $374
                                             =================     =================

Common shares outstanding:

    Weighted average                                   51,050                43,000

    Dilutive effect of stock options                      317                     -

    Weighted average treasury shares                     (45)                     -
                                             -----------------     -----------------

    Weighted average used to calculate
         net income per share                          51,322                43,000
                                             =================     =================

Net income per share                                     $.04                  $.01
                                             =================     =================


                                                     Twenty-six Weeks Ended
                                             ---------------------------------------
                                                August 2,             August 3,
                                                   1997                  1996
                                             -----------------     -----------------
Net income                                             $2,618                  $175
                                             =================     =================

Common shares outstanding:

    Weighted average                                   51,050                43,000

    Dilutive effect of stock options                      178                     -

    Weighted average treasury shares                     (33)                     -
                                             -----------------     -----------------

    Weighted average used to calculate
         net income per share                          51,195                43,000
                                             =================     =================

Net income per share                                     $.05                  $.00
                                             =================     =================